Exhibit 99.1

Contact:

AtriCure, Inc.

Andy Wade

Senior Vice President and Chief Financial Officer

(513) 755-4564

awade@atricure.com

Investor Relations Contact

Lynn Pieper

Gilmartin Group

(415)   937-5402

lynn@gilmartinir.com

AtriCure Announces $25 Million Term Loan with Silicon Valley Bank

MASON, Ohio – April 28, 2016 – AtriCure, Inc. (Nasdaq: ATRC), a leading innovator in treatments for atrial fibrillation (Afib) and left atrial appendage management,  today announced that it has entered into an amended and restated term loan and revolving line of credit agreement with Silicon Valley Bank, providing access to a new $25 million five-year term loan, as well as renewing a $15 million revolving line of credit.

"We are pleased to have Silicon Valley Bank as a partner," said Andy Wade, Senior Vice President and Chief Financial Officer of AtriCure. "This loan facility strengthens our balance sheet and provides financial flexibility, at a low cost of capital, to drive to profitability in 2018."

Tom Hertzberg, Director in the Life Science and Healthcare practice at Silicon Valley Bank, commented, “We’re pleased to continue our partnership with AtriCure as the company works to expand and scale its portfolio of atrial fibrillation solutions to improve patients’ lives. Our aim is to provide the AtriCure team with the right financing, connections and global services that they need to meet their corporate objectives.”

About AtriCure, Inc.

AtriCure, Inc. is a medical device company providing innovative atrial fibrillation (Afib) solutions designed to produce superior outcomes that reduce the economic and social burden of atrial fibrillation. AtriCure’s Synergy™ Ablation System is the first and only surgical device approved for the treatment of persistent and longstanding persistent forms of Afib in patients undergoing certain open concomitant procedures. AtriCure’s AtriClip left atrial appendage management (LAAM) exclusion device is the most widely sold device worldwide that  is indicated for the occlusion of the left atrial appendage. The company believes cardiothoracic surgeons are adopting its ablation and LAAM devices for the treatment of Afib and reduction of Afib related complications such as stroke. AtriCure recently acquired nContact, a leader in minimally invasive technology for epicardial ablation. nContact’s mission is to transform the underserved arrhythmia population through a multidisciplinary epicardial-endocardial ablation approach. Afib affects more than 33 million people worldwide. For more information visit AtriCure.com or follow us on Twitter @AtriCure.

About Silicon Valley Bank

For more than 30 years, Silicon Valley Bank (SVB) has helped innovative companies and their investors move bold ideas forward, fast. SVB provides targeted financial services and expertise through its offices in innovation centers around the world. With commercial, international and private banking services, SVB helps address the unique needs of innovators. Learn more at svb.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements that address activities, events or developments that AtriCure expects, believes or anticipates will or may occur in the future, such as earnings estimates (including projections and guidance), other predictions of financial performance, launches by AtriCure of new products and market acceptance of AtriCure’s products. Forward-looking statements are based on AtriCure’s experience and perception of current conditions, trends, expected future developments and other factors it believes are appropriate under the circumstances and are subject to numerous risks and uncertainties, many of which are beyond AtriCure’s control. These risks and uncertainties include the rate and degree of market acceptance of AtriCure’s products, AtriCure’s ability to develop and market new and enhanced products, AtriCure’s ability to retain and attract key employees, the timing of and ability to obtain and maintain regulatory clearances and approvals for its products, the timing of and ability to obtain reimbursement of procedures utilizing AtriCure’s products, AtriCure’s ability to continue to be in compliance with applicable U.S. federal and state and foreign government laws and regulations, AtriCure’s ability to consummate acquisitions or, if consummated, to successfully integrate acquired businesses into AtriCure’s operations, AtriCure’s ability to recognize the benefits of acquisitions, including potential synergies and cost savings, failure of an acquisition or acquired company to achieve its plans and objectives generally, risk that proposed or consummated acquisitions may disrupt operations or pose difficulties in employee retention or otherwise affect financial or operating results, AtriCure’s ability to raise the capital that may be required to accomplish the foregoing, competition from existing and new products and procedures, including the development of drug or catheter-based technologies, or AtriCure’s ability to effectively react to other risks and uncertainties described from time to time in AtriCure’s SEC filings, such as fluctuation of quarterly financial results, fluctuations in exchange rates for future sales denominated in foreign currency, which represent a majority of AtriCure’s sales outside of the United States, reliance on third party manufacturers and suppliers, litigation or other proceedings, government regulation and stock price volatility. AtriCure does not guarantee any forward-looking statement, and actual results may differ materially from those projected. AtriCure undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. A further list and description of risks, uncertainties and other matters can be found in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.